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                                                                    EXHIBIT 99.7

                          VERITAS SOFTWARE CORPORATION
                              1600 PLYMOUTH STREET
                            MOUNTAIN VIEW, CA 94043

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Mark Leslie and Fred van den Bosch, or either of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of VERITAS Software Corporation ("VERITAS") held of record by the undersigned on March 20, 1997, at the Annual Meeting of Shareholders of VERITAS to be held on April 24, 1997, and at any adjournment or postponement thereof.

   This Proxy, when properly executed and returned in a timely manner, will be voted at this Annual Meeting and any adjournment or postponement thereof in the manner described herein. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1-6 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VERITAS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1-6.

1. Proposal to approve and adopt the Agreement and Plan of Reorganization, the VERITAS Merger Agreement and the Merger, which transaction provides for, among other things, the reincorporation of VERITAS in the State of Delaware, the acquisition of OpenVision Technologies, Inc. ("OpenVision") and the assumption by VERITAS Software Corporation, a Delaware corporation, and continuation of: outstanding options to purchase VERITAS Common Stock and OpenVision Common Stock; the VERITAS 1993 Equity Incentive Plan; the 1993 Directors Stock Option Plan; the 1993 Employee Stock Purchase Plan; and the OpenVision 1996 Employee Stock Purchase Plan, all as described in the accompanying Joint Proxy Statement/Prospectus.

                          [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

2. Election of Directors

   [ ] FOR all nominees listed below                           [ ] WITHHOLDING AUTHORITY (0 votes
     (except as indicated to the contrary below)                 for all nominees listed below)

Nominees: Mark Leslie, Roel Pieper, Joseph D. Rizzi, Fred van den Bosch, Steven
                                     Brooks

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

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3. Proposal to approve the amendment to the 1993 Equity Incentive Plan.

                          [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

4. Proposal to approve the amendment to the 1993 Directors Stock Option Plan.

                          [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

5. Proposal to approve the amendment to the 1993 Employee Stock Purchase Plan.

                          [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

6. Proposal to ratify the appointment of Ernst & Young LLP as VERITAS' auditors for 1997.

                          [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE
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THIS PROXY MUST BE SIGNED EXACTLY AS YOUR NAME APPEARS HEREON. WHEN SHARES ARE
HELD BY JOINT TENANTS, BOTH SHOULD SIGN. ATTORNEYS, EXECUTORS, ADMINISTRATORS, TRUSTEES AND GUARDIANS SHOULD INDICATE THEIR CAPACITIES. IF THE SIGNER IS A CORPORATION, PLEASE PRINT FULL CORPORATE NAME AND INDICATE CAPACITY OF DULY AUTHORIZED OFFICER EXECUTING ON BEHALF OF THE CORPORATION. IF THE SIGNER IS A PARTNERSHIP, PLEASE PRINT FULL PARTNERSHIP NAME AND INDICATE CAPACITY OF DULY AUTHORIZED PERSON EXECUTING ON BEHALF OF THE PARTNERSHIP.

                                                DATE

                                              -------------------------------- ,
                                                1997

                                                --------------------------------
                                                           SIGNATURE

                                                DATE

                                              -------------------------------- ,
                                                1997

                                                --------------------------------
                                                           SIGNATURE

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.